Exhibit 4.1

SHAREHOLDER RIGHTS PLAN AGREEMENT

Dated as of July 1, 2010

BETWEEN

LIONS GATE ENTERTAINMENT CORP.

- and -

CIBC MELLON TRUST COMPANY

as Rights Agent

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION

1.1       Certain Definitions

1.2       Percentage of Voting Shares Beneficially Owned

1.3       Currency

1.4       Number and Gender

1.5       Descriptive Headings and References

1.6       Acting Jointly or in Concert

ARTICLE 2 THE RIGHTS

2.1       Evidence of Holdings of Rights

2.2       Initial Exercise Price; Exercise  of Rights; Detachment of Rights

2.3       Adjustments to Exercise Price; Number of Rights

2.4       Date on Which Exercise is Effective

2.5       Execution, Authentication, Delivery and Dating of Rights Certificates

2.6       Registration, Registration of Transfer and Exchange

2.7       Mutilated, Destroyed, Lost and Stolen Rights Certificates

2.8       Persons Deemed Owners

2.9       Delivery and Cancellation of Certificates

2.10     Agreement of Rights Holders

ARTICLE 3 ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF A FLIP-IN EVENT

3.1       Flip-in Event

ARTICLE 4 THE RIGHTS AGENT

4.1       General

4.2       Merger or Consolidation or Change of Name of Rights Agent

4.3       Duties of Rights Agent

4.4       Change of Rights Agent

ARTICLE 5 MISCELLANEOUS

5.1       Redemption of Rights

5.2       Waiver of Flip-In Events

5.3       Expiration

5.4       Issuance of New Rights Certificates

5.5       Supplements and Amendments

5.6       Fractional Rights and Fractional Shares

5.7       Rights of Action

5.8       Holder of Rights Not Deemed a Shareholder

5.9       Notice of Proposed Actions

5.10     Notices

5.11     Costs of Enforcement

5.12     Successors

5.13     Benefits of this Agreement

5.14     Governing Law

5.15     Severability

5.16     Determinations and Actions by the Board of Directors

5.17     Regulatory Approvals

5.18     Declaration as to Non-Canadian Holders

5.19     Effective Time

5.20     Time of the Essence

5.21     Counterparts

SHAREHOLDER RIGHTS PLAN AGREEMENT

SHAREHOLDER RIGHTS PLAN AGREEMENT dated as of July 1, 2010, between LIONS GATE ENTERTAINMENT CORP., a corporation existing under laws of British Columbia, (the “Corporation”), and CIBC MELLON TRUST COMPANY, a trust company existing under the laws of Canada, as rights agent (the “Rights Agent”, which term shall include any successor Rights Agent hereunder).

WHEREAS:

A.        The Board of Directors has determined that it is advisable and in the best interests of the Corporation to adopt a shareholder rights plan (the “Rights Plan”);

B.         In order to implement the Rights Plan, the Board of Directors has:

(i)         authorized and declared the issuance of one right (a “Right”), effective as of the Record Time, in respect of each Common Share outstanding at the Record Time; and

(ii)        authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time;

C.         Each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein; and

D.        The Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent has agreed to act on behalf of the Corporation and the holders of Rights, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein.

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the Corporation and the Rights Agent hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1              Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” means any Person who is the Beneficial Owner of a Significant Interest; provided, however, that the term “Acquiring Person” shall not include:

(a)                the Corporation or any Subsidiary of the Corporation;

(b)               any Person who becomes the Beneficial Owner of a Significant Interest as a result of one or any combination of:

(A)              a Voting Share Reduction,

(B)              a Pro Rata Acquisition,

(C)              a Permitted Bid Acquisition,

(D)              an Exempt Acquisition, or

(E)               a Convertible Security Acquisition;

provided further, however, that if a Person shall become the Beneficial Owner of a Significant Interest by reason of any one or a combination of a Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition, or a Convertible Security Acquisition and thereafter becomes the Beneficial Owner of more than an additional 1% of the outstanding Voting Shares (other than pursuant to a Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition, or a Convertible Security Acquisition), then as of the date that such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an Acquiring Person;

(c)                for a period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of a Significant Interest as a result of such Person becoming disqualified from relying on Clause (B) of the definition of “Beneficial Owner” solely because such Person makes or proposes to make a Take-over Bid (excluding an Offer to Acquire Voting Shares or other securities made by a Manager, Trust Company, Crown Agent, Statutory Body, Administrator or Plan referred to in Clause (B) of the definition of “Beneficial Owner” pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) in the circumstances contemplated in said Clause (B)) alone or by acting jointly or in concert with any other Person (the first date of public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the U.S. Exchange Act) of facts indicating the making of or the intent to make such a Take-over Bid being herein referred to as the “Disqualification Date”);

(d)               a Person (a “Grandfathered Person”) who is the Beneficial Owner of a Significant Interest determined as at 12:01 a.m. (Pacific time) on the date of this Agreement; provided, however, that this exemption shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the date of this Agreement, (i) cease to own a Significant Interest, or (ii) become the Beneficial Owner of more than an additional 1% of the outstanding Voting Shares not Beneficially Owned by such Person as at the date of this Agreement (other than through any one or any combination of a Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition, or a Convertible Security Acquisition); or

(e)                an underwriter or member of a banking or selling group that acquires Voting Shares from the Corporation in connection with a distribution of securities pursuant to a prospectus or by way of private placement.

“Affiliate”, when used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more controlled intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

“Agreement” means this shareholder rights plan agreement between the Corporation and the Rights Agent, as may be amended and/or supplemented or restated from time to time.

“Associate”, when used to indicate a relationship with a specified Person, shall mean (i) a spouse of such specified Person, (ii) any Person of either sex with whom such specified Person is living in a conjugal relationship outside marriage or (iii) any relative of such specified Person or of a Person mentioned in Clauses (i) or (ii) of this definition if that relative has the same residence as the specified Person.

A Person shall be deemed to be the “Beneficial Owner” and to have “Beneficial Ownership” of and to “Beneficially Own”:

(a)                any securities of which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;

(b)               any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to become the owner at law or in equity, where such right is exercisable immediately or within 60 days of the date of the determination of Beneficial Ownership and whether or not on condition or the occurrence of any contingency or payment of instalments, upon the exercise of any conversion right, exchange right or purchase right attaching to Convertible Securities, or pursuant to any agreement, arrangement, pledge or understanding, written or oral (other than customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pursuant to pledges of securities in the ordinary course of the pledgee’s business); and

(c)                any securities which are Beneficially Owned within the meaning of Clauses (a) or (b) of this definition by any other Person with whom such Person or any of such Person’s Affiliates or Associates is acting jointly or in concert;

provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security:

(A)              by reason of:

(1)               such security having been deposited or tendered pursuant to a Take-over Bid made by such Person or any of such Person’s Affiliates or Associates or any other Person referred to in Clause (c) of this definition until the earlier of such deposited or tendered security being accepted unconditionally for payment or exchange or being taken up and paid for, or

(2)               the holder of such security having agreed pursuant to a Permitted Lock-up Agreement to deposit or tender such security pursuant to a Take-over Bid made by any such Person or any of such Persons Affiliates or Associates or any other Person referred to in Clause (c) of this definition;

(B)              by reason of such Person, any of such Persons Affiliates or Associates or any other Person referred to in Clause (c) of this definition holding such security, provided that:

(1)               the ordinary business of the Person (in this definition, a “Manager”) includes the management of investment funds for others and such security is held by the Manager in the ordinary course of such business in the performance of such Manager’s duties for the account of any other Person (in this definition, a “Client”) including non-discretionary accounts held on behalf of a Client by a broker or dealer registered under applicable law;

(2)               the Person (in this definition, a “Trust Company”) is licensed to carry on the business of a trust company under applicable law and, as such, acts as a trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each, in this definition, an “Estate Account”) or in relation to other accounts (each, in this definition, an “Other Account”) and holds such security and is acting in the ordinary course of such duties for the Estate Account or for such Other Accounts;

(3)               such Person is a Crown agent or agency (in this definition, the “Crown Agent”);

(4)               the Person is established by statute for purposes that include, and the ordinary business or activity of such Person (in this definition, a “Statutory Body”) includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such; or

(5)               the person (in this definition, an “Administrator”) is the administrator or trustee of one or more pension funds or plans (each, in this definition, a “Plan”) registered under the laws of Canada or any province thereof or the corresponding laws of the jurisdiction by which such Plan is governed or is such a Plan and the Administrator or Plan holds such security for the purposes of its activities as such;

but only if the Manager, the Trust Company, the Crown Agent, the Statutory Body, the Administrator or the Plan, as the case may be, is not then making and has not announced a current intention to make a Take-over Bid, other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by the Corporation, or by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or an organized over-the-counter market, alone or by acting jointly or in concert with any other Person;

(C)              because such Person:

(1)               is a Client of the same Manager as another Person on whose account the Manager holds such security,

(2)               has an Estate Account or an Other Account with the same Trust Company as another Person on whose account the Trust Corporation holds such security, or

(3)               is a Plan with the same Administrator as another Plan on whose account the Administrator holds such security,

(D)              because such Person:

(1)               is a Client of a Manager and such security is owned at law or in equity by the Manager,

(2)               has an Estate Account or an Other Account with a Trust Company and such security is owned at law or in equity by the Trust Company, or

(3)               is a Plan and such security is owned at law or in equity by the Administrator of the Plan; or

(E)               because such Person is the registered holder of securities as a result of carrying on the business of, or acting as nominee for, a securities depositary.

“Board of Directors” shall mean the board of directors of the Corporation or a duly constituted committee thereof.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Vancouver are authorized or obligated by law to close.

“Canadian Dollar Equivalent” of any amount which is expressed in United States dollars shall mean, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S. - Canadian Exchange Rate in effect on such date.

“Close of Business” on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Vancouver (or, after the Separation Time, the office of the Rights Agent in the City of Vancouver) is closed to the public.

“Common Shares” shall mean the common shares in the capital of the Corporation.

“Competing Permitted Bid” shall mean a Take-over Bid which is made by an Offeror by means of a take-over bid circular and which also complies with the following additional provisions:

(a)                the Take-over Bid is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid (in this definition, the “Prior Bid”);

(b)               the Take-over Bid satisfies all the provisions of the definition of a Permitted Bid, other than the requirements set out in Clause (b)(A) and (D) of the definition of Permitted Bid; and

(c)                the Take-over Bid shall contain, and the take-up and payment for securities tendered or deposited thereunder shall be subject to, irrevocable and unqualified conditions that:

(A)              no Voting Shares shall be taken up or paid for pursuant to such Take-over Bid (x) prior to the Close of Business on a date that is not earlier than the later of the last day on which the Take-over Bid must be open for acceptance after the date of such Take-over Bid under applicable Canadian provincial securities legislation and the earliest date on which Voting Shares may be taken up or paid for under any Prior Bid in existence at the date of such Take-over Bid, and (y) then only if, at the Close of Business on the date Voting Shares are first taken up or paid for under the Take-over Bid, more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to such Take-over Bid and not withdrawn; and

(B)              in the event that the requirement set forth in Subclause (c)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 days from the date of such public announcement, provided always that a Competing Permitted Bid will cease to be a Competing Permitted Bid at any time when such Take-over Bid ceases to meet any of the provisions of this definition and provided further that, at such time, any acquisition of Voting Shares made pursuant to such Take-over Bid, including any acquisitions of Voting Shares theretofore made, will cease to be a Permitted Bid Acquisition.

“controlled” a specified Person is “controlled” by another Person if:

(a)                securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors of the specified Person are held, directly or indirectly, by or on behalf of the other Person, and the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such specified Person;

(b)               in the case of a specified Person that is a partnership that does not have directors, other than a limited partnership, the other Person holds more than 50 percent of the interests in the partnership; or

(c)                in the case of a specified Person that is a limited partnership, the other Person is the general partner of the limited partnership and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

“Convertible Securities” shall mean, at any time, any securities (including rights, warrants and options but other than the Rights) carrying any purchase, exercise, conversion or exchange right, pursuant to which the holder thereof may acquire Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after a specified period and whether or not on condition or the occurrence of any contingency or payment of instalments).

“Convertible Security Acquisition” shall mean the acquisition of Voting Shares upon the exercise of Convertible Securities acquired by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

“Co-Rights Agent” shall have the meaning ascribed thereto in Subsection 4.1(a).

“Corporations Act” shall mean the Business Corporations Act (British Columbia), as it may be amended from time to time, and the regulations made thereunder and any comparable or successor laws or regulations thereto.

 “Election to Exercise” shall have the meaning attributed thereto in Subsection 2.2(d).

“Exempt Acquisition” shall mean an acquisition of Voting Shares or Convertible Securities (i) in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of Section 5.2 hereof, or (ii) pursuant to a distribution of Voting Shares or Convertible Securities made by the Corporation pursuant to a prospectus or private placement provided that the Person does not acquire a greater percentage of the securities offered in the distribution than the percentage of Voting Shares Beneficially Owned by that Person immediately prior to the distribution, or (iii) pursuant to an amalgamation, merger or other statutory procedure having similar effect which has been approved by the Board of Directors and the holders of Voting Shares by the requisite majority or majorities of the holders of Voting Shares at a meeting duly called and held for such purpose in accordance with the provisions of the Corporations Act, the by-laws of the Corporation and any other applicable legal requirements.

“Exercise Price” shall mean, as of any date from and after the Separation Time, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right which, subject to adjustment in accordance with the terms hereof, shall be an amount equal to four times the Market Price per Common Share determined as at the Separation Time.

“Expansion Factor” shall have the meaning ascribed thereto in Clause 2.3(b)(E).

“Expiration Time” shall mean the earlier of (i) the Termination Time, and (ii) the close of the second annual meeting of holders of Voting Shares of the Corporation following the date hereof, unless the term of this Agreement is extended in accordance with Section 5.5.

“Flip-in Event” shall mean a transaction in or pursuant to which any Person becomes an Acquiring Person.

“Independent Shareholders” shall mean holders of Voting Shares other than Voting Shares Beneficially Owned by (i) any Acquiring Person, (ii) any Offeror, (iii) any Affiliate or Associate of any Acquiring Person or Offeror  , (iv) any Person acting jointly or in concert with any Acquiring Person or Offeror or any of their respective Affiliates or Associates, and (v) any employee benefit plan, deferred profit sharing plan, stock participation plan and any similar plan or trust for the benefit of employees of the Corporation or a wholly-owned Subsidiary of the Corporation, unless the beneficiaries of such plan or trust direct the manner in which such Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-over Bid.

“Market Price” per security of any securities on any date of determination shall mean the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day). The closing price per security of any securities on any date shall be:

(a)                closing board lot sale price per security or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of such securities as reported by the principal stock exchange in the United States (as determined by volume of trading) on which such securities are listed or admitted to trading,

(b)               if for any reason none of such prices described in Clause (a) of this definition is available for such day or the securities are not listed or admitted to trading on a United States stock exchange, the last sale price or, if such price is not available, the average of the closing bid and asked prices, for each such security on such date as reported by such other securities exchange on which such securities are listed or admitted to trading,

(c)                if for any reason none of such prices described in Clause (b) of this definition is available for such day or the securities are not listed or admitted to trading on a United States stock exchange or other securities exchange, the last sale price, or if no sale takes place, the average of the high bid and low asked prices for each such security on such date in the over-the-counter market, as quoted by any reporting system then in use (as determined by the Board of Directors), or

(d)               if for any such date none of such prices described in Clause (c) of this definition is available or the securities are not listed or admitted to trading on a United States stock exchange or any other securities exchange or not quoted by any such reporting system, the average of the closing bid and asked prices for such date as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

provided, however, that if on any such date none of such prices is available, the closing price per security of such securities on such date shall mean the fair value per security of such securities on such date as determined by a nationally or internationally recognized firm of investment dealers or investment bankers selected by the Board of Directors and provided further that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused any price used to determine the Market Price on any Trading Day not to be fully comparable with the price as so determined on the Trading Day immediately preceding such date of determination, each such price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the price on the Trading Day immediately preceding such date of determination. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof.

“Nominee” shall have the meaning ascribed thereto in Subsection 2.2(c).

“Offer to Acquire” shall include:

(a)                an offer to purchase, or a solicitation of an offer to sell, Voting Shares or Convertible Securities of any series or class, and

(b)               an acceptance of an offer to sell Voting Shares or Convertible Securities of any series or class, whether or not such offer to sell has been solicited,

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

“Offeror” shall mean a Person who has announced an intention to make or who has made a Take-over Bid (including a Permitted Bid or Competing Permitted Bid but excluding an Offer to Acquire Voting Shares or other securities made by a Manager, Trust Company, Crown Agent, Statutory Body, Administrator or Plan referred to in Clause (B) of the definition of “Beneficial Owner” pursuant to a distribution by the Corporation, or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) in the circumstances contemplated in said Clause (B)), but only so long as the Take-over Bid so announced or made has not been withdrawn or terminated or has not expired.

“Offeror’s Securities” shall mean the aggregate of the Voting Shares Beneficially Owned on the date of an Offer to Acquire by an Offeror.

“Permitted Bid” shall mean a Take-over Bid which is made by an Offeror by means of a take-over bid circular and which also complies with the following additional provisions:

(a)                the Take-over Bid is made to all holders of Voting Shares, other than the Offeror; and

(b)               the Take-over Bid shall contain, and the take-up and payment for securities tendered or deposited thereunder shall be subject to, irrevocable and unqualified conditions that:

(A)              no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid (x) prior to the Close of Business on a date which is not earlier than 60 days following the date the take-over bid circular is sent to holders of Voting Shares and (y) then only if, at the Close of Business on the date Voting Shares are first taken up or paid for under the Take-over Bid, more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(B)              Voting Shares may be deposited pursuant to such Take-over Bid, unless such Take-over Bid is withdrawn, at any time prior to the Close of Business on the date Voting Shares are first taken up or paid for under the Take-over Bid;

(C)              any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(D)              in the event that the requirement set forth in Subclause (b)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tender of Voting Shares for not less than 10 Business Days from the date of such public announcement;

provided always that a Take-over Bid will cease to be a Permitted Bid at any time when such Take-over Bid ceases to meet any of the provisions of this definition and provided further that, at such time, any acquisition of Voting Shares made pursuant to such Take-over Bid, including any acquisition of Voting Shares theretofore made, will cease to be a Permitted Bid Acquisition;

“Permitted Bid Acquisition” shall mean an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid.

“Permitted Lock-Up Agreement” means an agreement between a Person and one or more holders of Voting Shares or Convertible Securities (each a “Locked-up Person”) (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-up Bid (as defined below) is publicly announced or, if the Lock-up Bid has been made prior to the date on which such agreement is entered into, forthwith, and in any event not later than the date of such agreement), pursuant to which each such Locked-up Person agrees to deposit or tender Voting Shares or Convertible Securities (or both) (the “Locked-up Securities”) to a Take-over Bid (the “Lock-up Bid”) made or to be made by the Person or any of such Person’s Affiliates or Associates or any other Person referred to in Clause (c) of the definition of Beneficial Owner; provided that:

(a)                the agreement:

(A)              permits the Locked-up Person to withdraw Locked-up Securities from the Lock-up Bid in order to tender or deposit such securities to another Take-over Bid or to support another transaction that provides for a consideration for such securities that exceeds the consideration contained in or proposed to be contained in the Lock-up Bid; or

(B)              (1)        permits the Locked-up Person to withdraw Locked-up Securities from the Lock-up Bid in order to tender or deposit such securities to another Take-over Bid, or to support another transaction that provides for a consideration for such securities that exceeds by as much as or more than a specified amount (the “Specified Amount”) the consideration contained in or proposed to be contained in the Lock-up Bid; and

(2)        does not by its terms provide for a Specified Amount that is greater than 7% over the consideration for the Locked-up Securities contained in or proposed to be contained in the Lock-up Bid;

and, for greater clarity, the agreement may contain a right of first refusal or permit a period of delay of not more than five Business Days to give such Person an opportunity to at least match a higher price or value in another Take-over Bid or transaction and may provide for any other similar limitation on a Locked-up Person’s right to withdraw Locked-up Securities from the Lock-up Bid, as long as the Locked-Up Person can tender or deposit Locked-up Securities to another Take-over Bid or support another transaction; and

(b)               no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)              the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to a Locked-up Person; and

(B)              50% of the amount by which the price or value payable under another Take-over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, shall be payable by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Locked-up Securities to the Lock-up Bid, withdraws Locked-up Securities previously tendered thereto or supports another transaction.

“Person” shall include any individual, firm, partnership, syndicate, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation or other incorporated or unincorporated organization.

“Pro Rata Acquisition” shall mean an acquisition by a Person of Voting Shares or Convertible Securities (i) as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Voting Shares or Convertible Securities on the same pro rata basis as all other holders of securities of the same class or series of the Corporation, or (ii) pursuant to a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to the holders of Voting Shares, where such plan permits the holder to direct that the dividends paid in respect of such Voting Shares be applied to the purchase from the Corporation of Voting Shares or Convertible Securities, or (iii) pursuant to the receipt and/or exercise of rights (other than the Rights) issued by the Corporation to all of the holders of a series or class of Voting Shares on a pro rata basis to subscribe for or purchase Voting Shares or Convertible Securities, provided that the Person does not acquire a greater percentage of the Voting Shares or Convertible Securities, as applicable, than the percentage of the series or class of Voting Shares Beneficially Owned by that Person immediately prior to such receipt or exercise and that such rights are acquired directly from the Corporation as part of a rights offering and not from any other Person.

“Record Time” shall mean the Close of Business on July 12, 2010.

“Redemption Price” shall have the meaning attributed thereto in Section 5.1.

“Rights” shall mean the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein.

“Rights Certificate” shall mean the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A or such other form as the Corporation and the Rights Agent may agree.

“Rights Register” shall have the meaning ascribed thereto in Subsection 2.6(a).

“Securities Act” shall mean the Securities Act (British Columbia), as it may be amended from time to time, and the rules and regulations made thereunder and any comparable or successor laws or regulations thereto.

“Separation Time” shall mean the later of:

(a)                the Close of Business on the tenth Business Day after the earliest of:

(A)              the Stock Acquisition Date;

(B)              the date of the commencement of, or first public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the U.S. Exchange Act) of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or Competing Permitted Bid); provided that if any such Take-over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid shall be deemed, for the purposes of this provision, never to have been made; and

(C)              the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such; provided that if any such Take-over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid shall be deemed, for the purposes of this provision, never to have been made; or

(b)               the Record Time, if any of the circumstances in Clause (a) of this definition have occurred more than ten Business Days prior to such time,

or, in each case, such later date as may be determined by the Board of Directors.

“Significant Interest” a Person has a Significant Interest where that Person Beneficially Owns 38% or more of the outstanding Voting Shares.

“Stock Acquisition Date” shall mean the first date of public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the U.S. Exchange Act) by the Corporation or an Acquiring Person of facts indicating that an Acquiring Person has become such.

“Subsidiary” a specified Person is a Subsidiary of another Person if:

(a)                it is controlled by (A) that other, or (B) that other and one more or Persons, each of which is controlled by that other, or (C) two or more Persons, each of which is controlled by that other; or

(b)               it is a Subsidiary of a Person that is that other’s Subsidiary.

“Take-over Bid” means an Offer to Acquire where the Voting Shares that would be Beneficially Owned upon completion of the Offer to Acquire, together with the Offeror’s Securities at the date of the Offer to Acquire, constitute in the aggregate 20% or more of the outstanding Voting Shares on the date of the Offer to Acquire.

“Termination Time” shall mean the time at which the right to exercise Rights shall terminate pursuant to Subsection 5.1(d) hereof.

“Trading Day” when used with respect to any securities, shall mean a day on which the principal United States securities exchange (as determined by trading volume) on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any United States securities exchange, a Business Day.

“U.S. - Canadian Exchange Rate” shall mean, on any date:

(a)                if, on such date, the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; or

(b)               in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in such manner as may be determined by the Board of Directors from time to time in good faith.

“U.S. Exchange Act” shall mean the United States Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations made thereunder and any comparable or successor laws or regulations thereto.

“U.S. Securities Act” shall mean the United States Securities Act of 1933, as it may be amended from time to time, and the rules and regulations made thereunder and any comparable or successor laws or regulations thereto.

“Voting Share Reduction” means an acquisition or a redemption by the Corporation of Voting Shares.

“Voting Shares” shall mean collectively the Common Shares of the Corporation and any other shares in the capital stock or voting interests of the Corporation entitled to vote generally in the election of directors.

1.2              Percentage of Voting Shares Beneficially Owned

For the purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person shall be and be deemed to be the quotient (expressed as a percentage) determined by the formula:

100 x A
B

where

A         =          the number of votes for the election of all directors on the Board of Directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

B          =          the number of votes for the election of all directors on the Board of Directors generally attaching to all outstanding Voting Shares.

Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purposes of both A and B above, but no other unissued Voting Shares shall, for the purposes of such calculation, be deemed to be outstanding.

1.3              Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.4              Number and Gender

Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.5              Descriptive Headings and References

Descriptive headings and the Table of Contents appear herein for convenience of reference only and shall not affect the meaning or construction of any of the provisions hereof. All references to Articles, Sections, Subsections, Clauses and Exhibits are to the articles, sections, subsections, clauses and exhibits forming part of this Agreement. The words “hereto”, “herein”, “hereof, “hereunder”, “this Agreement” and similar expressions refer to this Agreement including the Exhibits, as the same may be amended, modified or supplemented from time to time.

1.6              Acting Jointly or in Concert

For purposes of this Agreement, a Person is acting jointly or in concert with every other Person (and such Person’s Affiliates and Associates) who is a party to any agreement, commitment or understanding (whether formal or informal and whether or not in writing) with the first mentioned Person to acquire or offer to acquire Voting Shares (other than customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pursuant to pledges of securities in the ordinary course of business).

As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares).

ARTICLE 2
THE RIGHTS

2.1              Evidence of Holdings of Rights

(a)                Common Share certificates issued prior to the Close of Business on the earlier of the Separation Time and the Expiration Time shall evidence, in addition to the Common Shares represented thereby, one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them a legend, substantially in the following form:

“Until the Separation Time (as such term is defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Rights Plan Agreement dated as of July 1, 2010, as amended from time to time (the “Rights Agreement”), between Lions Gate Entertainment Corp. and CIBC Mellon Trust Company, as Rights Agent (“CIBC Mellon”), the terms of which are hereby incorporated herein by reference and a copy each of which is on file and may be inspected during normal business hours at the principal executive office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.”

Certificates representing Common Shares that are issued and outstanding shall also evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.

(b)               Registered holders of Common Shares who have not received a share certificate and are entitled to do so on the earlier of the Separation Time and the Expiration Time shall be entitled to Rights as if such certificates had been issued and such Rights shall for all purposes hereof be evidenced by the corresponding entries on the Corporation’s securities register for common shares.

2.2              Initial Exercise Price; Exercise  of Rights; Detachment of Rights

(a)                Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one Common Share (which Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(b)               Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall also be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c)                From and after the Separation Time and prior to the Expiration Time, the Rights may be exercised and the registration and transfer of the Rights shall be separate from and independent of Common Shares. Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person, any other Person whose Rights are or become void pursuant to the provisions of Section 3.1(b) hereof and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a “Nominee”)), at such holder’s address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose),

(A)              a Rights Certificate, in substantially the form set out in Exhibit “A” hereto, appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation or judicial or administrative order made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to standard usage, and

(B)              a disclosure statement prepared by the Corporation describing the Rights;

provided that a Nominee shall be sent the materials provided for in Clauses (A) and (B) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Common Shares which are Beneficially Owned by another Person, the Corporation may require such first mentioned Person to furnish such information and documentation as the Corporation deems necessary or appropriate in order to make such determination.

(d)               Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its office in the City of Vancouver, Canada or at any other office of the Rights Agent in the cities designated (with the approval of the Rights Agent) from time to time for that purpose by the Corporation:

(A)              the Rights Certificate evidencing such Rights with an Election to Exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the holder or his or their executors or administrators or other personal representatives or his legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(B)              payment by certified cheque or money order payable to the Rights Agent for credit to or to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(e)               Upon receipt of a Rights Certificate, with a completed Election to Exercise appropriately completed and duly executed which does not indicate that such Right is null and void as provided by Subsection 3.1(b), accompanied by payment as set forth in Clause 2.2(d)(B), the Rights Agent (unless otherwise instructed in writing by the Corporation) will thereupon promptly:

(A)              register the number of Common Shares to be purchased in the securities register of the Corporation in such name or names as may be designated by such holder of a Rights Certificate or, upon written request of such holder, requisition from the transfer agent of the Corporation certificates for the number of Common Shares to be purchased (the Corporation hereby irrevocably agreeing to authorize its transfer agent to comply with all such requisitions),

(B)              after receipt of any certificates referred to in Clause 2.2(e)(A), deliver such certificates to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder,

(C)              when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares,

(D)              after receipt, deliver such cash referred to in Clause 2.2(e)(C) to or to the order of the registered holder of the Rights Certificate, and

(E)               tender to the Corporation all payments received on the exercise of the Rights.

(f)                In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)                The Corporation covenants and agrees that it will:

(A)              take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for or registration in the Corporation’s securities register of such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

(B)              cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

(C)              take all such action as may be necessary and within its power to comply with any applicable requirements of the Corporations Act, the Securities Act, the U.S. Securities Act, the U.S. Exchange Act and the securities statute or comparable legislation of each of the other provinces and territories of Canada, and other applicable securities laws in other applicable jurisdictions and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

(D)              use reasonable efforts to cause all Common Shares issued upon the exercise of Rights to be listed upon issuance on the New York Stock Exchange and each other stock exchange on which the Common Shares were traded immediately prior to the Stock Acquisition Date;

(E)               pay when due and payable any and all Canadian, United States or foreign federal, provincial, state or other transfer taxes (not in the nature of income or withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares to be issued upon the exercise of any Rights or registration of the Common Shares in the securities register of the Corporation upon the exercise of any Rights; provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares or registration of the Common Shares in the securities register of the Corporation in a name other than that of the holder of the Rights being transferred or exercised; and

(F)               after the Separation Time, except as permitted by Section 5.1, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits to be afforded by the Rights.

2.3              Adjustments to Exercise Price; Number of Rights

(a)                The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(b)               In the event the Corporation shall at any time after the Separation Time and prior to the Expiration Time:

(A)              declare or pay a dividend on the Common Shares of the Corporation payable in Common Shares (or securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any optional stock dividend program;

(B)              subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(C)              consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(D)              issue any Common Shares (or securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of, or in exchange for existing Common Shares, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities issuable upon exercise of Rights, shall be adjusted as follows:

(E)               the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (the “Expansion Factor”) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (assuming the exercise of all such exchange, conversion or acquisition rights, if any); and

(F)               each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share will have exactly one Right associated with it.

(c)                If the Corporation shall, at any time after the Record Time and prior to the Separation Time, issue any Common Shares otherwise than in a transaction referred to in Subsection 2.3(b), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Common Share.

(d)               If, after the Separation Time and prior to the Expiration Time, the Corporation shall issue any shares of capital stock other than Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire shares of any such capital stock) in a transaction of a type described in Clause 2.3(b)(A) or 2.3(b)(D), the shares of such capital stock shall be treated herein as nearly equivalent to Common Shares to the extent practicable and appropriate under the circumstances and the shares purchasable upon exercise of Rights shall be adjusted as necessary such that the shares purchasable upon exercise of each Right after such adjustment will be the shares that a holder of the shares purchasable upon exercise of one Right immediately prior to such issuance would hold thereafter as a result of such issuance.

Notwithstanding Section 5.5, the Corporation and the Rights Agent are authorized and agree to amend this Agreement in order to give effect to the foregoing.

(e)                If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1 hereof, the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1 hereof.

(f)                Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments made pursuant to this Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share, as the case may be.

(g)                If as a result of an adjustment made pursuant to this Section 2.3, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Common Shares, thereafter the number of such other securities so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 2.3 and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other securities.

(h)               All Rights issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(i)                 Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

(j)                 In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(k)               Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) subdivision or consolidation of the Common Shares, (ii) issuance (wholly or in part for cash) of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares, (iii) stock dividends or (iv) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, subject to applicable taxation laws, shall not be taxable to such shareholders.

(l)                 The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by the provisions hereof, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(m)             Whenever an adjustment to the Exercise Price or the securities purchasable upon exercise of the Rights is made pursuant to this Section 2.3, the Corporation shall promptly:

(A)              file with the Rights Agent and with the transfer agent for the Common Shares (if different than the Rights Agent) a certificate specifying the particulars of such adjustment, and

(B)              cause notice of the particulars of such adjustment to be given to the holders of the Rights.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment.

2.4              Date on Which Exercise is Effective

Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(e) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5              Execution, Authentication, Delivery and Dating of Rights Certificates

(a)                The Rights Certificates shall be executed on behalf of the Corporation by its Chief Executive Officer or its Chief Financial Officer, under its corporate seal reproduced thereon attested by its Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals holding the above offices of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)               Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and a statement describing the Rights, and the Rights Agent shall countersign (manually or by facsimile signature in a manner reasonably satisfactory to the Corporation) and deliver such Rights Certificates and statement to the holders of the Rights pursuant to Subsection 2.2(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)                Each Rights Certificate shall be dated the date of countersignature thereof.

2.6              Registration, Registration of Transfer and Exchange

(a)                Following the Separation Time, the Corporation will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

(b)               After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(d), the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(c)                All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(d)               Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

2.7              Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)                If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)               If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)                As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d)               Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8              Persons Deemed Owners

Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares).

2.9              Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10          Agreement of Rights Holders

Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

(a)                such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)               prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

(c)                after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

(d)               prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)                such holder is not entitled to receive any fractional Rights or fractional Common Shares upon the exercise of Rights; and

(f)                notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

ARTICLE 3
ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF A FLIP-IN EVENT

3.1              Flip-in Event

(a)                Subject to Section 3.1(b) and Section 5.2, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective from and after the Close of Business on the tenth Business Day following the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

(b)               Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

(A)              an Acquiring Person, or any Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or with any Associate or Affiliate of an Acquiring Person; or

(B)              a transferee or other successor in title, direct or indirect, of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person), where such transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such, in a transfer of Rights, whether or not for consideration, that the Board of Directors has determined is part of an agreement, arrangement or understanding of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) that would otherwise have the purpose or effect of avoiding the provisions of this Subsection 3.1(b), shall become null and void without any further action and any holder of such Rights (including transferees or other successors in title) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement and shall have no other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Subsection 3.1(b) and such rights shall be null and void.

(c)                Any Rights Certificate that would represent Rights Beneficially Owned by a Person described in either Clause 3.1(b)(A) or Clause 3.1(b)(B) or transferred to any nominee of any such Person, and any Rights Certificate that would be issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall either not be issued upon the instruction of the Corporation in writing to the Rights Agent or contain the following legend:

“The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person, or an Affiliate or an Associate of an Acquiring Person, or a Person acting jointly or in concert with any of them (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in Subsection 3.1(b) of the Rights Agreement.”

provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend. The issuance of a Rights Certificate without the legend referred to in this Subsection 3.1(c) shall not affect the provisions of Subsection 3.1(b).

ARTICLE 4
THE RIGHTS AGENT

4.1              General

(a)                The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-rights agents (each a “Co-Rights Agent”) as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agents. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and other disbursements of any expert retained by the Rights Agent with the approval of the Corporation, such approval not to be unreasonably withheld). The Corporation also agrees to indemnify the Rights Agent and its directors, officers, employees and agents for, and to hold them harmless against, any loss, liability, cost, claim, action, suit, damage or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement and the resignation or removal of the Rights Agent.

(b)               The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)                The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2              Merger or Consolidation or Change of Name of Rights Agent

(a)                Any corporation into which the Rights Agent or any successor Rights Agent may be merger or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)               In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3              Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)                The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also retain and consult with such other experts or advisors as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the Corporation’s expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of such expert or advisor;

(b)               Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c)                The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct;

(d)               The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

(e)                The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) or any adjustment required under the provisions of Section 2.3 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

(f)                The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(g)                The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with instructions of any such Person;

(h)               The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

(i)                 The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in good faith in the selection and continued employment thereof.

4.4              Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to the transfer agent of Voting Shares (if different than the Rights Agent) by registered or certified mail, and to the holders of the Rights in accordance with Section 5.10, all of which shall be at the expense of the Corporation. The Corporation may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to the transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.10. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent (at the Corporation’s expense) or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receipt of any and all outstanding amounts owing pursuant to this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

ARTICLE 5
MISCELLANEOUS

5.1              Redemption of Rights

(a)                Until the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to Section 5.2, the Board of Directors:

(A)              may, at any time prior to the Separation Time, with the prior consent of the holders of Voting Shares given in accordance with Subsection 5.5(e), or

(B)              may, at any time after the Separation Time, with the prior consent of the holders of Rights given in accordance with Subsection 5.5(f),

elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3, if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(b)               If, at any time prior to the occurrence of a Flip-in Event, a Person acquires, pursuant to a Permitted Bid Acquisition or an Exempt Acquisition under Subsection 5.2(b) hereof, outstanding Voting Shares, the Board of Directors of the Corporation shall, immediately upon such acquisition and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

(c)                Where a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid expires, is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all of the outstanding Rights at the Redemption Price.

(d)               If the Board of Directors elects to or is deemed to have elected to redeem the Rights (i) the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, and (ii) subject to Subsection 5.1(f), no further Rights shall thereafter be issued.

(e)                Within 10 Business Days of the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the Rights Register of the Rights Agent, or, prior to the Separation Time, on the share register maintained by the Corporation’s transfer agent or transfer agents. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

(f)                Upon the Rights being redeemed pursuant to Subsection 5.1(c), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement, the Separation Time shall be deemed not to have occurred.

5.2              Waiver of Flip-In Events

(a)                With the prior consent of the holders of Voting Shares obtained in accordance with Subsection 5.5(c), the Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares or Convertible Securities otherwise than pursuant to a Take-over Bid made by means of a take-over bid circular to all holders of Voting Shares or otherwise than in the circumstances set forth in Subsection 5.2(c), waive the application of Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent. In such event, the Board of Directors shall extend the Separation Time to a date at least 10 Business Days subsequent to the meeting of shareholders called to approve such waiver.

(b)               The Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur as a result of a Take-over Bid made by way of a take-over bid circular sent to all holders of Voting Shares, waive the application of Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent; provided, however, that if the Board of Directors waives the application of Section 3.1 to such a Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a take-over bid circular to all holders of Voting Shares prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.2(b).

(c)                The Board of Directors may waive the application of Section 3.1 to a Flip-in Event provided that the following conditions are satisfied:

(A)              the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

(B)              such Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of the waiver pursuant to this Subsection 5.2(c), it is no longer an Acquiring Person.

(d)               The Board of Directors may, prior to the close of business on the tenth Trading Day following a Stock Acquisition Date or such later Business Day as they may from time to time determine, upon prior written notice delivered to the Rights Agent, waive the application of Section 3.1 to the related Flip-in Event, provided that the Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within 10 calendar days of the date on which such contractual arrangement is entered into or such other date as the Board of Directors may have determined) such that at the time the waiver becomes effective pursuant to this Section 5.2(d) such Person is no longer an Acquiring Person. In the event of such a waiver becoming effective prior to the Separation Time, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred.

5.3              Expiration

No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a) hereof.

5.4              Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.5              Supplements and Amendments

(a)                The Corporation may from time to time prior to or after the Separation Time supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares in order to correct any clerical or typographical error or to maintain the validity and effectiveness of this Agreement as a result of any change in applicable laws, rules or regulatory requirements. Notwithstanding anything in this Section 5.5 to the contrary, no such amendment, variation or rescission shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such amendment, variation or rescission.

(b)               Subject to Subsection 5.5(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interest of the holders of Rights generally), in order to effect any amendments, variations or rescissions of any of the provisions of this Agreement which the Board of Directors considers necessary or desirable.

(c)                Subject to Subsection 5.5(a), the Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time and before the Expiration Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interest of the holders of Rights generally), in order to effect any amendments, variations or rescissions of any of the provisions of this Agreement which the Board of Directors considers necessary or desirable.

(d)               Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.5(a) which are required to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

(A)              if made before the Separation Time, be submitted to the holders of Voting Shares at the next meeting of holders of Voting Shares and the holders of Voting Shares may, voting as set forth below, confirm or reject such amendment; and

(B)              if made after the Separation Time, be submitted to the holders of Rights (voting as set forth below) for confirmation or rejection,

provided that any such amendment shall, unless the Board of Directors otherwise stipulates, be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it shall continue in effect in the form so confirmed. If such amendment is rejected by the holders of Voting Shares or the holders of Rights or is not submitted to the holders of Voting Shares or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or if such a meeting of the holders of Rights is not called within 90 days, at the end of such period, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the holders of Voting Shares or holders of Rights as the case may be.

(e)                Any approval of the holders of Voting Shares required under this Agreement shall be deemed to have been given if the action requiring such approval is approved by (i) a majority of the votes cast in respect thereof by holders of Voting Shares present or represented in person or by proxy and entitled to vote at a meeting of such holders duly held in accordance with applicable laws and the by-laws of the Corporation or (ii) a written instrument signed by holders of over 50% of the outstanding Voting Shares.

(f)                Any approval of the holders of Rights required under this Agreement shall be deemed to have been given if the action requiring such approval is approved by (i) a majority of the votes cast in respect thereof by holders of Rights present or represented in person or by proxy and entitled vote at a meeting such holders (for which purposes each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation’s by-laws, the Corporations Act and any other applicable law, rule or regulation with respect to meetings of shareholders of the Corporation), or (ii) a written instrument signed by holders of over 50% of the outstanding Rights (other than Rights which are void pursuant to the provisions hereof).

5.6              Fractional Rights and Fractional Shares

(a)                The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights and the Corporation shall not be required to pay any amount to a holder of record of Rights Certificates in lieu of such fractional Rights.

(b)               Share certificates for Common Shares shall only be issued upon written request to the Corporation and the Corporation shall not be required in any circumstances to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Value of one Common Share. The Rights Agent shall have no obligation to make any payments in lieu of fractional Common Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with this subsection 5.6(b).

5.7              Rights of Action

Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holders own behalf and for such holders own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.8              Holder of Rights Not Deemed a Shareholder

No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.9 hereof), or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.9              Notice of Proposed Actions

If after the Separation Time and prior to the Expiration Time:

(A)              there shall occur an adjustment in the rights attaching to the Rights pursuant to Section 3.1 as a result of the occurrence of a Flip-in Event, or

(B)              the Corporation proposes to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation’s assets,

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.10, a notice of such event or proposed action, which shall specify the date on which such change to the Rights, liquidation, dissolution or winding up occurred or is to take place, and such notice shall be so given within 10 Business Days after the occurrence of a change to the Rights and not less than 20 Business Days prior to the date of taking such proposed action by the Corporation.

5.10          Notices

Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid or sent by fax, addressed (until another address is filed in writing with the Rights Agent) as follows:

Lions Gate Entertainment Corp.

1700 Colorado Avenue
Santa Monica, California  90404

Attention:         General Counsel

Fax No.:           310.255.3792

Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid or sent by fax, addressed (until another address is filed in writing with the Corporation) as follows:

CIBC Mellon Trust Company

1600-1066 West Hastings St
Vancouver, BC
V6E 3X1

Attention:         Director, Relationship Management
Fax No.:           604-688-4301

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the Rights Register (as defined in Subsection 2.6(a)) or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.11          Costs of Enforcement

The Corporation agrees that if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) reasonably incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.12          Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.13          Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.14          Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.15          Severability

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.16          Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith pursuant to this Agreement, shall not subject the Board of Directors to any liability to the holders of the Rights.

5.17          Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment or supplement to this Agreement, shall be subject to receipt of any requisite approval or consent from any governmental or regulatory authority having jurisdiction including, while any securities of the Corporation are listed and admitted to trading thereon, the New York Stock Exchange.

5.18          Declaration as to Non-Canadian Holders

If, in the opinion of the Board of Directors (who may rely upon the advice of counsel), any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.19          Effective Time

This Agreement is effective and in full force and effect in accordance with its terms from and after the date hereof.

5.20          Time of the Essence

Time shall be of the essence in this Agreement.

5.21          Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LIONS GATE ENTERTAINMENT CORP.
Per:	/s/

Per:	/s/

CIBC MELLON TRUST COMPANY
Per:	/s/

Per:	/s/

EXHIBIT “A”
(Form of Rights Certificate)

Certificate No.                                                                                                 Rights _____________

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE SHAREHOLDER RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME NULL AND VOID WITHOUT FURTHER ACTION.

Rights Certificate

This certifies that _____________                  , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated as of July 1, 2010, as amended from time to time (the “Rights Agreement”) between Lions Gate Entertainment Corp., a corporation existing under the laws of British Columbia (the “Corporation”) and CIBC Mellon Trust Company, a trust company existing under the laws of Canada, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share of the Corporation (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its office in the City of Vancouver or at any other office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be an amount equal to four times the Market Price Per Common Shares (as such term is defined in the Rights Agreement) determined as at the Separation Time.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase more or less than one Common Share, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights. Copies of the Rights Agreement are on file at the head office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of C$0.001 per Right, subject to adjustment in certain events.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officer of the Corporation and its corporate seal.

Date:
LIONS GATE ENTERTAINMENT CORP.
Per:
Authorized Signing Officer

Per:
Authorized Signing Officer
Countersigned:

CIBC MELLON TRUST COMPANY
Per:
Authorized Signing Officer

Per:
Authorized Signing Officer

(To be attached to each Rights Certificate)

FORM OF ELECTION TO EXERCISE

TO:

The undersigned hereby irrevocably elects to exercise whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that such shares be registered in the name of:

Name:

Address:

Social Insurance, Social Security or
Other Taxpayer Identification Number:

DATED:

Signature:

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed

Signature must be guaranteed by a major Schedule I Canadian chartered bank, a major Canadian trust company or a member of a recognized Medallion Guarantee Program.

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all as defined in the Rights Agreement).

Signature:

Notice

In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.

(To be executed by the registered holder if such holder desires to transfer the Rights evidenced by this Certificate.)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED                                                         hereby sells, assigns and transfers unto _______________________________________ (please print name and address of transferee) the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer the within Rights on the books of the within-named Corporation, with full power of substitution.

DATED:

Signature:

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed

Signature must be guaranteed by a major Schedule I Canadian chartered bank or a member of a recognized Medallion Guarantee Program.

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).

Signature:

Notice

In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.